UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2024

Acadia Pharmaceuticals Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12830 El Camino Real, Suite 400 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 558-2871

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Stephen R. Davis as President and Chief Executive Officer and Resignation as Director

On September 23, 2024, Acadia Pharmaceuticals Inc. (the “Company”) announced that Stephen R. Davis is departing the Company and will be succeeded by Catherine Owen Adams. On September 17, 2024, the Board of Directors (the “Board”) of the Company agreed with Stephen R. Davis that he would be involuntarily terminated without Cause (as such term is defined in the Company’s Management Severance Benefit Plan (the “Severance Plan”)) from his position as President and Chief Executive Officer of the Company, effective as of September 23, 2024 (the “Transition Date”). Mr. Davis resigned as a member of the Board, effective as of the Transition Date.

In connection with Mr. Davis’s departure, he will receive severance benefits pursuant to the terms of the Severance Plan at the level of Chief Executive Officer, subject to his execution of a release of claims, including (i) cash severance equal to 1.5 times the sum of his base salary and target bonus in effect immediately prior to the Transition Date, (ii) a pro rata 2024 bonus based on his target bonus in effect immediately prior to the Transition Date, (iii) 12 months’ accelerated equity award vesting and (iv) 18 months’ COBRA premiums.

On the Transition Date, Mr. Davis and the Company entered into an Executive Transition Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, effective as of the Transition Date, Mr. Davis will continue as a consultant of the Company until the earlier of September 23, 2025 and the date on which the Transition Agreement is terminated in accordance with its terms (the “Transition Period”), during which he will be entitled to continued vesting of his equity awards in accordance with the Company’s equity incentive plans such that Mr. Davis’s equity awards that would have vested from September 23, 2025 to September 23, 2026 shall instead vest during the Transition Period after taking into account the accelerated vesting provided under the Severance Plan.

Receipt of the foregoing benefits are contingent upon Mr. Davis satisfying certain customary conditions as required by the Transition Agreement.

The foregoing description of the Transition Agreement is a summary only and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Exhibit 10.1.

Appointment of Catherine Owen Adams as Chief Executive Officer and Director

On September 20, 2024, the Board appointed Catherine Owen Adams, age 54, to serve as the Chief Executive Officer of the Company, including as the “principal executive officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, effective as of the Transition Date. In addition, effective as of the Transition Date, Ms. Owen Adams has been appointed to the Board as a Class III director to serve until the Company’s 2025 annual meeting of stockholders.

In her most recent role, Ms. Owen Adams served as Senior Vice President and General Manager, U.S., at Bristol Myers Squibb (“BMS”), a global biopharmaceutical company, where she led a $20 billion commercial business, overseeing a large and diverse portfolio of promoted brands across Oncology, Cardiovascular, and Immunology from September 2019 to April 2024. In this role, she led over 3,000 employees and major product launches in lung cancer, obstructive hypertrophic cardiomyopathy, and psoriasis. Before this, Ms. Owen Adams held the position of Senior Vice President, Head of Major Markets at BMS, where she led commercial operations leading 6,000 employees across 19 countries in Europe, Japan, and Canada during BMS’s merger with Celgene. Under her leadership her teams achieved 9 new product launches in Oncology, CAR-T, Hematology, and Immunology, further solidifying her reputation as a global leader in the pharmaceutical space. Prior to her tenure at BMS, Ms. Owen Adams spent 25 years at Johnson & Johnson (“J&J”), where she held leadership roles across global, U.S., and European business units, with her last position being President, Janssen Immunology U.S. Over her career at J&J, she gained deep experience in marketing, sales, market access, R&D, and internal ventures across both the Pharmaceutical and Medical Technology sectors. Ms. Owen Adams began her career in R&D and manufacturing at AstraZeneca after earning a BSc. in Pharmacy from the University of Manchester, becoming a qualified pharmacist and member of the Royal Pharmaceutical Society (MRPhS). Currently, Ms. Owen Adams serves on the board of directors of Agios Pharmaceuticals, Inc., a publicly held company, and AssistRx, a privately held company. Ms. Owen Adams was formerly on the board of directors and chair of the compensation committee for Optinose PLC, a public specialty pharmaceutical company, and was on the board of directors of Robert Wood Johnson University Hospitals, a non-profit organization.

In connection with Ms. Owen Adams’s appointment as the Chief Executive Officer, the Company entered into an Employment Agreement with Ms. Owen Adams (the “Employment Agreement”), which provides for the following compensation: (i) an annual base salary of $900,000 per year, (ii) eligibility to receive an annual performance bonus with a target amount equal to 80% of the annual base salary, with the 2024 bonus pro-rated at target for Ms. Owen Adams’s service in 2024, (iii) a sign-on payment of $500,000, subject to a pro-rata clawback in the event Ms. Owen Adams resigns other than for Good Reason or her employment is terminated for Cause (as such term is defined in the Severance Plan) during the three years following the effective date of the Employment Agreement, and (iv) eligibility to participate in the Company’s annual equity incentive award grants beginning in 2025. Ms. Owen Adams will also receive certain perquisites and benefits consistent with those historically provided to the position of the Company’s Chief Executive Officer, as most recently described in the Compensation Discussion and Analysis section of the Company’s proxy statement for its 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 26, 2024.

The Board also approved the following awards for Ms. Owen Adams, which were granted as of September 23, 2024:

•

An award of stock options to purchase shares of the Company’s common stock with a target value of $3,250,000, which will vest 25% on the one-year anniversary of the grant date and in equal monthly installments over the three years thereafter, subject to Ms. Owen Adams continued employment through the applicable vesting dates; and

•

An award of performance share units with a target value of $3,250,000, which will vest over three years subject to the achievement of certain total shareholder return milestones relative to a subset of the Company’s peers, with payouts ranging from 0-150% of target and subject to Ms. Owen Adams’s continued employment through the applicable vesting dates.

These awards were granted under the Company’s 2024 Inducement Plan and are subject to the terms and conditions set forth in the applicable notice of terms. Ms. Owen Adams will also be eligible to participate in the Severance Plan and the Company’s Amended and Restated Change in Control Severance Benefit Plan at the CEO level, the forms of which are filed as Exhibits 10.15 and 10.16, respectively, to the Company’s Annual Report on Form 10-K, filed February 28, 2024. The Company has also entered into its standard form of indemnification agreement with Ms. Owen Adams.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Exhibit 10.2.

There is no arrangement or understanding between Ms. Owen Adams and any other person pursuant to which Ms. Owen Adams was selected as an officer or director, and there are no actual or proposed transactions between the Company and Ms. Owen Adams or any related person that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Executive Transition Agreement, dated September 23, 2024, by and between the Company and Stephen R. Davis.

10.2	Employment Agreement, dated September 23, 2024, by and between the Company and Catherine Owen Adams.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acadia Pharmaceuticals Inc.

Date: September 23, 2024	By:	/s/ Jennifer J. Rhodes
Jennifer J. Rhodes Executive Vice President, Chief Legal Officer & Secretary